UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/02/2005

Technitrol, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-05375

PA	23-1292472
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of Principal Executive Offices, Including Zip Code)

(215) 355-2900
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Technitrol, Inc. and AMI Doduco, Inc. (collectively, the "Companies") entered into an Amended and Restated Consignment Agreement, dated as of July 29, 2005 (the "Agreement") with Fleet Precious Metals Inc. d/b/a Bank of America Precious Metals (the "Consignor") amending and restating the Consignment Agreement, dated as of November 18, 1997 by and between the Companies and the Consignor.

The limit of the value of commodities permitted to be consigned under the Agreement is $40,000,000. If the Companies fail to make payments required by the Agreement or if other standard events of default occur, then the Companies must return all consigned commodities to the Consignor and the Companies' obligations to the Consignor become immediately due and payable. The Consignor or the Companies may terminate the Agreement upon 30 days prior written notice.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

10.1 Amended and Restated Consignment Agreement dated July 29, 2005, among Fleet Precious Metals Inc., Technitrol, Inc. and AMI Doduco, Inc.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Technitrol, Inc.

Date: August 02, 2005.	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Consignment Agmt